Exhibit 3

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REMOTE VOTING BULLETIN

ANNUAL GENERAL MEETING OF OI S.A. - IN JUDICIAL REORGANIZATION

TO BE HELD ON 04/30/2018

1. Name and address of the shareholder: Name: E-mail:
2. National Register of Legal Entities (CNPJ) or Individual Taxpayer’s Register (CPF) of the shareholder:

3. Filling instructions:

This Remote Voting Bulletin refers to the Annual General Meeting of Oi S.A. – In Judicial Reorganization (“Company”) to be held on April 30, 2018, at 11 a.m., (“Meeting” or “AGM”), and it must be filled if the shareholder chooses to exercise its remote voting right, under article 121, sole paragraph, of Law No. 6,404/1976 (“Corporate Law”) and CVM Ruling No. 481/2009 (“ICVM 481”).

 If the shareholder wishes to exercise its remote voting right, it shall fill the fields above with its full name (or corporate name) and number of its Enrollment with the Ministry of Finance, whether it is a legal entity (CNPJ) or an individual (CPF), in addition to an e-mail address for contact.

In addition, in order for this voting bulletin to be considered valid and the votes rendered herein to be accounted for the quorum of the General Meeting:

- all fields below must be properly filled out;

- all pages must be initiated;

- at the end, the shareholder or its legal representative(s), as the case may be and under the legislation in force, shall sign the bulletin; and

- the certification of the signatures in the bulletin will be required.

The shareholders who choose to exercise their voting right through Remote Voting Bulletin shall observe the other rules and formalities described in item 12.2 of the Company’s Reference For (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

4. Delivery instructions, indicating the option of sending it directly to the company or to send filling instructions to the bookkeeping agent or custodian:

The shareholder who chooses to exercise its remote voting right may: (i) fill and send this bulletin directly to the Company; or (ii) send filling instructions to able service providers, according to the instructions below:

4.1. Exercise a vote through service providers – Remote voting system:

The shareholder who chooses to exercise its remote voting right through service providers shall send its voting instructions to the respective custody agents, observing the rules determined thereby. In order to do so, the shareholders shall contact their custody agents and verify the procedures established thereby to issue voting instructions through bulletin, and the documents and information required thereby for such purpose.

It is worth mentioning that, as determined by CVM Ruling No. 481, the Central Depositary of B3, upon receiving voting instructions of shareholders through their respective custody agents, shall disregard any diverging instructions regarding a single resolution that have been issued by the same CPF or CNPJ enrollment number.

4.2. Submission of bulletin by the shareholder directly to the Company:

The shareholder who chooses to exercise its participation and remote voting right through submission of bulletin directly to the Company, shall send the following documents to the Investors’ Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190):

(i)                 Hard copy of the bulletin, duly filled, initialed and signed; and

(ii)               Certified copy of the following documents:

(a)               For individuals, official and valid identification document, with photo.

(b)               For legal entities: (i) latest consolidated Bylaws or Articles of Association (as the case may be), along with any subsequent amendments that have not been consolidated; (ii) corporate documents that evidence the good standing of the shareholder’s representation; and (iii) official and valid identification document of the legal representative of the shareholder, with photo.

(c)               For investment funds: (i) latest consolidated Rules of the Investment Fund, along with any subsequent amendments that have not been consolidated; (ii) latest consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), along with any subsequent amendments that have not been consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and the shareholder (as the case may be); and (iv) official and valid identification document of the legal representative of the administrator or manager (as the case may be) and the shareholder, with photo.

Regarding the documents indicated in items “(i)” and “(ii)” above, the Company requests, as the case may be: (i) certification of the signature; and (ii) simple translation for document in foreign language.

The bulletin, along with the required documentation, shall be considered valid only if received by the Company, in order, with at least seven (7) days of advance regarding the date of such General Meeting, that is, before April 23, 2018. Bulletins received by the Company after such period will not be considered.

As provided in article 21-U of CVM Ruling No. 481/2009 (“ICVM 481”), the Company will communicate to the shareholder, through e-mail address informed in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid or the procedures and terms for any rectification or resubmission, if necessary.

The shareholder participating in the fungible custody of B3 shares who chooses to exercise its remote voting right through submission of bulletin directly to the Company shall also submit an updated statement of its shareholding position issued by the custodian institution (namely, the statement issued by BM&FBOVESPA). In addition, without prejudice to any interest verification that the Company usually performs in its General Meeting, according to the updated interest records of its shareholder base available to the Company, the shareholder shall inform the Company, through electronic address invest@oi.net.br, regarding any movement with the shares held thereby between the base date for such statement and the date of the respective General Meeting, along with the proofs of such movements.

5. Post-office and electronic address for submission of the remote voting bulletin, if the shareholder wishes to deliver the document directly to the company:

Investors’ Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190)

invest@oi.net.br

6. Indication of the institution engaged by the company to provide the security bookkeeping service:

Bookkeeping Agent: Banco do Brasil

Phone: (21) 3808-3715

The shareholder may send remote voting instructions upon delivery of the voting bulletin in one of the branches of Banco do Brasil S.A. with certified copies of the identification documents: a) individual: identity card, proof of address issued less than 90 days before; b) legal entities/investment funds: bylaws/articles of association/rules, documentation that proves the representation and identity card of the representative; and c) shareholders with tax address abroad: additionally, documents that prove the origin of the funds will be required according to CMN Resolution No. 4,373 or Law No. 4,131 and other related laws.

7. Resolutions:

7.1 Assess the managements’ accounts related to the fiscal year ended on December 31, 2017, according to the Administration’s Proposal for such matter:

[ ] Approve [ ] Reject [ ] Abstain

7.2 Determine the annual global amount of compensation for the Management and the members of the Company´s Fiscal Council, according to the Administration’s Proposal for such matter:

[ ] Approve [ ] Reject [ ] Abstain

7.3. Elect members of the Fiscal Council, according to the Administration’s Proposal:

Pedro Wagner Pereira Coelho (Effective member)

Piero Carbone (Alternate member)

Alvaro Bandeira (Effective member)

Wiliam da Cruz Leal (Alternate member)

Daniela Maluf Pfeiffer (Effective member)

Elvira Baracuhy Cavalcanti Presta (Alternate member)

[ ] Approve [ ] Reject [ ] Abstain

8. If a second call is necessary regarding the AGM, the voting instructions included in this Remote Voting Bulletin may be considered also in the event of resolution for the matters of the AGM at a second call?

[ ] Approve [ ] Reject [ ] Abstain

[City], [date]

_____________________________________________

[Name of the Shareholder]